FOR IMMEDIATE RELEASE: DRAFT for approval to release 7 am ET tomorrow

Capital Resource Funding Corp. Effects Corporate Name to China Sun Group High-Tech Co. and Begins Trading Under New Symbol CSGH

LIAONING PROVINCE, CHINA: September 6, 2007: Capital Resource Funding Corp. (formerly OTCBB: CRFU), announced that effective at the open of market today, its corporate name has changed to China Sun Group High-Tech Co., and the Company’s trading symbol has changed from CRFU to CSGH.

"Our new corporate identity strengthens our domestic and international market presence. The name better reflects our business model to create an end-to-end supply chain that serves lithium ion battery manufacturers and their end users worldwide,” said Wang Bin, president of China Sun Group High-Tech Co.

About China Sun Group High-Tech Co.

China Sun Group High-Tech Co, formerly known as Capital Resource Funding Corp., produces anode materials used in lithium ion batteries. Through its majority-owned operating subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in China. Leveraging its technological leadership in China, high-quality product line and scalable production capacity, DLX plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit  http://www.china-sun.cn/English/Aboutus.asp .

Safe Harbor Statement
Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company's control, which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company's periodic filings with the Securities and Exchange Commission.

At the Company:

Thomas Yang
Assistant to the President
Tel: 917-432-9350 (U.S.) or
86 411 8289-7752 (China)
Fax: 86 411 8289-2739
mailto: Email Contact
or
Investor Relations:
Peter Clark
OTC Financial Network
Tel: +1 (781) 444-6100 ext.629
Email Contact

http://www.otcfn.com/crfu